Exhibit 4.1

Execution Version

CONTINENTAL RESOURCES, INC., as Issuer,

the Guarantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of April 5, 2013

4 1/2% Senior Notes due 2023

CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	12.03
(c)	12.03
313 (a)	7.06(a)
(b)(1)	N.A.
(b)(2)	7.06(a)
(c)	7.06(a), 12.02
(d)	7.06(b)
314 (a)(4)	12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	12.14(d)
317 (a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318 (a)	N.A.
(b)	N.A
(c)	12.10

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

i

Section 12.14. Acts of Holders	91
Section 12.15. Benefit of Indenture	92
Section 12.16. Table of Contents, Headings, Etc.	92
Section 12.17. Force Majeure	92

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Certificate of Transfer
Exhibit B-2	Form of Certificate of Transfer for Institutional Accredited Investors
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Notation of Guarantee
Exhibit E	Form of Guarantor Supplemental Indenture

v

INDENTURE (this “Indenture”), dated as of April 5, 2013, among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Initial Guarantors (as defined below) and Wilmington Trust, National Association (a national banking association), as trustee (the “Trustee”).

The Company, the Initial Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 4 1/2% Senior Notes due 2023 (the “Initial Notes” and, together with any Exchange Notes and Additional Notes, each as defined herein, the “Notes”):

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Interest” means any additional interest payable pursuant to a Registration Rights Agreement.

“Additional Notes” means any further Notes (other than (i) the Initial Notes issued on the date of this Indenture and (ii) any Exchange Notes issued in exchange for the Initial Notes) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(e), 2.02 and 2.16, as part of the same series as the Initial Notes issued on the date of this Indenture, ranking equally with those Initial Notes and having identical terms to the Initial Notes (in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, (d) at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes, and (e) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article Two. The Initial Notes, any Additional Notes subsequently issued under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(i) the sum of:

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are then available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers; plus

(b) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; plus

(c) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed);

minus (ii) the sum of:

(a) minority interests; plus

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly financial statements (to the extent not deducted in calculating Net Working Capital in accordance with clause (i)(b) of this definition); plus

(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); plus

(d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the “net amount of rent” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “Beneficial Ownership” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such board of directors or such other governing body.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day on which the New York Stock Exchange is open for trading and which is not a Legal Holiday.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), joint venture interests, limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or any Successor Parent (measured by voting power rather than the number of shares); provided that no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or any Successor Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company or any Successor Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the Company or any Successor Parent consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or any Successor Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) in the case of any such merger or consolidation, the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is changed into or exchanged for (1) Voting Stock of the surviving Person which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving Person); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Company” means Continental Resources, Inc., an Oklahoma corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a corresponding meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means, one or more debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities with such lenders), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Securities” means the Company’s debentures, notes, bonds or other evidence of indebtedness in one or more series.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, unless otherwise specified by the Company with respect any Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person specified in Section 2.04 as the Depositary with respect to the Notes, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations, appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date of the Notes or is redeemable at the option of the holder thereof at any time prior to such Maturity Date (other than upon a change of control of the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such Maturity Date at the option of the holder thereof.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the Notes issued in an Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Existing Notes” means the Company’s outstanding (i) 8  1/4% Senior Notes due 2019, (ii) 7  3/8% Senior Notes due 2020, (iii) 7  1/8% Senior Notes due 2021, and (iv) 5% Senior Notes due 2022.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (i) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) was organized under any such laws but has no material assets other than Capital Stock of foreign entities of the type described in the preceding clause (i).

“Funded Debt” means, with regard to any Person, all Indebtedness incurred, created, assumed or guaranteed by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a Note in global form that evidences all or part of the Notes and registered in the name of the Depositary for the Notes or a nominee thereof, and includes, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii) or 2.07(d)(iii) of this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services;

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance; or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary of the Company which is a guarantor of the Notes, including each of the Initial Guarantors and any other Person that is required after the Issue Date to guarantee the Notes pursuant to Section 4.08, until a successor replaces such Person pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.

“Hamm Group” means (i) Harold G. Hamm (“Hamm”); (ii) Hamm’s wife; (iii) any of Hamm’s lineal descendants; (iv) Hamm’s guardian or other legal representative or Hamm’s estate; (v) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the Persons in clauses (i) through (iv) above; (vi) any Person which is controlled by any one or more of the Persons in clauses (i) through (v) above; and (vii) any group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) that includes one or more of the Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the Company with total assets of less than $2.0 million, as determined in accordance with the latest internal financial statements available to the Company.

“Indebtedness” means, without duplication, with respect to any Person;

(1) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all liabilities of others of the kind described in the preceding clause (1) that such Person has guaranteed; and

(3) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(A) the full amount of such obligations so secured; and

(B) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution of such Board of Directors.

Neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means CLR Asset Holdings, LLC and Banner Pipeline Company, L.L.C., both of which are wholly owned Subsidiaries of the Company.

“Initial Notes” has the meaning stated in the second paragraph of this Indenture and means Notes other than any Exchange Notes and Additional Notes issued under this Indenture.

“Initial Purchasers” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBS Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities, LLC, Capital One Southcoast, Inc., Citigroup Global Markets Inc., Santander Investment Securities Inc., TD Securities (USA) LLC, UBS Securities LLC, U.S. Bancorp Investments, Inc. and Comerica Securities, Inc. and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any one or more investment banks acting as an initial purchaser in connection with the issuance and sale of such Additional Notes.

“Interest Payment Date” has the meaning stated in Exhibit A hereto.

“Interest Rate Agreements” means one or more interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other types of interest rate hedging agreements from time to time entered into with one or more financial institutions.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect (i) advances or extensions of credit to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, (ii) endorsements for collection or deposit arising in the ordinary course of business and (iii) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issue Date” means, with respect to the Notes, the date of original issuance of the Initial Notes under this Indenture.

“Legal Holiday” is a Saturday, a Sunday or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Make-Whole Amount” with respect to a Note means an amount equal to any excess of (i) the present value of the remaining principal, any premium, and any interest payments due on such Note (excluding any portion of such payments of interest accrued as of the redemption date) as if such Note were redeemed on the Maturity Date applicable to the Notes, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (ii) the outstanding principal amount of such Note.

“Make-Whole Average Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Maturity Date applicable to the Notes.

“Make-Whole Redemption Price” means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of such Notes.

“Maturity” means, with respect to the Notes, the date on which the principal of the Notes or an installment of principal becomes due and payable as provided therein or by this Indenture, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means, with respect to the Notes, the fixed date specified pursuant to this Indenture as to the Notes on which the principal of the Notes becomes due and payable as provided therein or by this Indenture.

“Net Available Proceeds” means, with respect to any Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale/Leaseback Transaction and which is actually so repaid.

“Net Working Capital” means the sum of (i) all current assets of the Company and its Restricted Subsidiaries plus (ii) the amount of borrowings available to be incurred under the Senior Credit Agreement, less all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case (other than in respect of the amount referred to in the preceding clause (ii)) as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements permitted by this Indenture, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture: (a) the term “Notes” shall include all Additional Notes issued hereunder and any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture; and (b) (i) all Exchange Notes that are issued and exchanged for the Initial Notes and (ii) all Additional Notes issued hereunder and Exchange Notes that are issued and exchanged for such Additional Notes, shall be treated as a single class.

“Obligations” means, in respect to a reference Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the preliminary Offering Memorandum, dated April 2, 2013 relating to the Initial Notes, as supplemented by the related Pricing Supplement dated April 2, 2013.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and, in the case of a limited liability company, any manager of such Person, or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in relation to any Officers’ Certificate delivered pursuant to Section 4.04(a), that meets the requirements of Section 12.05.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05. Except as otherwise provided in this Indenture, the counsel may be an employee of, or counsel to, the Company, any Subsidiary of the Company.

“Original Issue Discount Security” means any Note which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Lien” means:

(1) with respect to the Notes, Liens existing on the Issue Date of the Notes;

(2) Liens securing Indebtedness under Credit Facilities;

(3) Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities;

(4) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof;

(5) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent for more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(6) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(7) Oil and Gas Liens which are not incurred in connection with the borrowing of money;

(8) Liens securing obligations of the Company or any of its Subsidiaries under Oil and Gas Hedging Contracts;

(9) Liens in favor of the United States, any state thereof, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including without limitation, Liens to secure Funded Debt of the pollution control or industrial revenue bond type;

(10) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(11) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(12) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(13) any Lien created by a mortgage related to a property or building that is used as the Company’s headquarters or other principal place of business;

(14) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Unrestricted Subsidiary Indebtedness permitted to be guaranteed by the Company under clause (2) of Section 4.10(b)(ii); and

(15) Liens in favor of the Company or any Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Principal Property” means any property interest in oil and gas reserves located in the United States owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2.0% of Adjusted Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

Without limitation, the term “Principal Property” shall not include:

(1) property or assets employed in gathering, treating, processing, refining, transportation, distribution or marketing,

(2) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or

(3) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (i) the Registration Rights Agreement among the Company, the Initial Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein, dated as of April 5, 2013, relating to the Initial Notes, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the holders of such Additional Notes, if any.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, in each case, who has responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any Principal Property which was acquired or placed into service more than 180 days prior to such arrangement, whereby such Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person; provided that the term

“Sale/Leaseback Transaction” shall not include any such arrangement that does not provide for a lease by the Company or any of its Restricted Subsidiaries with a period, including renewals, of more than three years. For the avoidance of doubt, a transaction primarily involving Dollar-Denominated Production Payments or Volumetric Production Payments shall not be deemed to be a Sale/Leaseback Transaction.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means that certain Seventh Amended and Restated Credit Agreement among Union Bank, N.A., BNP Paribas, U.S. Bank National Association, The Royal Bank of Scotland plc, Compass Bank, other financial institutions and banks and the Company dated June 30, 2010, as such agreement, in whole or in part, in one or more instances, has been or hereafter may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Senior Indebtedness” means any Debt Securities or other Indebtedness of the Company or a Guarantor (whether outstanding on the date of this Indenture or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal of, and any premium and interest on any such Debt Securities or other Indebtedness, respectively.

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner; or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Successor Parent” with respect to any Person means any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares) is, at the time the first Person becomes a Subsidiary of such other Person, Beneficially Owned by one or more Persons that Beneficially Owned more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than the number of shares) immediately prior to the first Person becoming a Subsidiary of such other Person.

“Treasury Rate” means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on the Maturity Date applicable to the Notes; provided, however, that if the Make-Whole Average Life of such Notes is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation or extrapolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wilmington Trust, National Association (a national banking association) until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.10, and (ii) any Subsidiary of an Unrestricted Subsidiary, when it shall become such a Subsidiary

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company; and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to the fixed date on which the principal of such Indebtedness is due and payable;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes or any Credit Facility.

“U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or one or more other Wholly Owned Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary of the Company).

Section 1.02. Other Definitions.

Term	Defined in
Act	Section 12.14
Authentication Order	Section 2.02
Change of Control Offer	Section 4.11
Change of Control Purchase Date	Section 4.11
Change of Control Purchase Notice	Section 4.11
Change of Control Purchase Price	Section 4.11
Covenant Defeasance	Section 8.03
Designation	Section 4.10
DTC	Section 2.01
Event of Default	Section 6.01
Excess Proceeds	Section 4.09
Funds in Trust	Section 8.04
IAI	Section 2.01
Institutional Accredited Investor Global Note	Section 2.01
Legal Defeasance	Section 8.02
Net Proceeds Offer	Section 4.09
Net Proceeds Offer Notice	Section 4.09
Net Proceeds Offer Triggering Event	Section 4.09
Net Proceeds Purchase Date	Section 4.09
Net Proceeds Purchase Price	Section 4.09
Paying Agent	Section 2.04
Payment Default	Section 6.01
Registrar	Section 2.04
Related Proceedings	Section 12.09
Revocation	Section 4.10
Secured Debt Basket	Section 4.07
Specified Courts	Section 12.09
Successor	Section 5.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(v) all references herein to “interest” include Additional Interest;

(vi) “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(vii) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.

ARTICLE TWO

THE NOTES

Section 2.01. Form And Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c) Institutional Accredited Investor Global Notes. Notes resold after an initial resale thereof to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in the United States of America in accordance with the procedures described herein will be initially issued in the form of a permanent global Note (an “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

(e) Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4)

any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor); provided, however, if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number. Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 2.02. Execution and Authentication.

(a) One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, of which $1,500.0 million will be issued on the date of this Indenture.

(c) Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $1,500.0 million or Exchange Notes in exchange for Additional Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(d) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(f) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(g) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Methods of Receiving Payments on the Notes.

Payment of principal, or any premium or interest on Global Notes shall be made in immediately available funds to the Depository’s nominee, as the registered Holder of such global notes. If any Notes are no longer represented by a Global Note, payments on the Definitive Notes may, at the Company’s option, be made at the Corporate Trust Office of the Trustee, as Paying Agent, or by check mailed directly to Holders at their respective addresses set forth in the register of Holders or by wire transfer to an account designated by a Holder. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Company in immediately available funds for receipt by the Trustee no later than 1:00 p.m. New York Time on such Interest Payment Date.

Section 2.04. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) which initially will be the office of the Trustee located at 301 W. 11th Street, Wilmington, Delaware 19801. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

Section 2.05. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Definitive Notes shall be issued and delivered to each person that the Depositary identifies as a beneficial owner of the related Notes only if:

(i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 90 days;

(ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days;

(iii) the Company, at its option, executes and delivers to the Trustee and Registrar an Officers’ Certificate pursuant to which it elects to cause the issuance of Definitive Notes; or

(iv) an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in the form of Definitive Notes.

Upon the occurrence of any of the preceding events in clauses (i), (ii), (iii) or (iv) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07 (b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) (A) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(B) The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note or any Definitive Note issued in exchange therefor prior to the expiration of the Restricted Period:

(i) a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer thereof to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof from the transferor and, if requested by the Company or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note or Definitive Notes issued in exchange therefor may be transferred without requiring certification set forth in Exhibits B-1 and B-2 or any additional certification.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in the Global Notes that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; or

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved]

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(h), the aggregate principal amount of the applicable Restricted Global Note.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.07(i) hereof;

(iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A)

TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.09, 4.11 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail or delivery service.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for their expenses in replacing a Note. If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

(b) Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds as of 1:00 p.m. New York Time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15. Additional Interest.

If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16. Issuance of Additional Notes.

(a) The Company shall be entitled, from time to time, without notice or the consent of the Holders, to create and issue Additional Notes under this Indenture, so that such further Notes form a single series with the Initial Notes issued on the date of this Indenture and have the same terms as to status, redemption or otherwise as the Initial Notes; provided, however, if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number to the Initial Notes.

(b) With respect to any Additional Notes, the Company shall set forth in the related Authentication Order the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(iii) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.01. Notice to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 10 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price, if then determined and otherwise the method of its determination.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange (subject to the procedures of DTC or any other Depositary and by maintaining the authorized denominations for the Notes). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, prior to giving a notice of such redemption by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:

(i) the aggregate principal amount and the Notes to be redeemed;

(ii) the redemption date;

(iii) the redemption price, if then determined and otherwise the method of its determination;

(iv) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(v) the name and address of the Paying Agent;

(vi) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vii) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(viii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the applicable redemption price. A notice of redemption may not be conditional other than in the case of a Change of Control Offer pursuant to Section 4.11.

Section 3.05. Deposit of Redemption Price.

(a) Prior to 1:00 p.m. New York Time on the Business Day that is the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

(a) At any time prior to January 15, 2023, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date. Calculation or verification of the calculation of the Make-Whole Redemption Price is not the responsibility of the Trustee and the Trustee may conclusively rely on an Officers’ Certificate with respect thereto without investigation.

(b) At any time on or after January 15, 2023, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08. Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If any Interest Payment Date, Maturity Date, redemption date or other payment date falls on a day that is not a Business Day, the relevant payment will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, Maturity Date, redemption date or other payment date. No interest will accrue for the period from and after the applicable Interest Payment Date, Maturity Date, redemption date or other payment date, as the case may be. The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, no service of legal process may be made on the Company at the Corporate Trust Office or any other office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture; provided, however, no service of legal process may be made on the Company at the Corporate Trust Office or any other office of the Trustee.

Section 4.03. Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission and furnish to the Holders of Notes and the Trustee all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The Company shall be deemed to have furnished such reports to the Trustee and the Holders of Notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

Section 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto). To the extent required under the TIA, each Guarantor shall also deliver to the Trustee an Officers’ Certificate meeting the requirement of this paragraph (a) with respect to such Guarantor.

(b) The Company shall, so long as any of the Notes are outstanding, notify the Trustee in writing on or before the thirtieth day after it has knowledge of the occurrence and continuance of any Default and on or promptly thereafter, deliver to the Trustee an Officers’ Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries (other than its Immaterial Subsidiaries) to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Liens Securing Funded Debt.

The Company, for the benefit of the Notes (i) shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary and (ii) shall not, and shall not permit any Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon the Capital Stock of any Restricted Subsidiary or the Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary, unless (as to each of clauses (i) and (ii)) the Notes or the Guarantee (if any) of such Restricted Subsidiary, as applicable, (together with, if the Company shall so determine, any other Indebtedness or other obligation of the Company or such Restricted Subsidiary which is not subordinate in right of payment to the prior payment in full of the Notes) are equally and ratably secured for so long as such Funded Debt shall be so secured; provided that if such Funded Debt is expressly subordinated to the Notes or a related Guarantee, if any, the Lien securing such Funded Debt shall be subordinated and junior to the Lien securing such Notes or such Guarantee. Notwithstanding the foregoing provisions, the Company or any Subsidiary may create, incur or assume Funded Debt secured by Liens which would otherwise be subject to the restrictions of such section, if the aggregate principal amount of such Funded Debt and all other Funded Debt of the Company and any Subsidiary theretofore created, incurred or assumed pursuant to the exception in this sentence and outstanding at such time does not exceed 15% of the Adjusted Consolidated Net Tangible Assets of the Company (the “Secured Debt Basket”).

Section 4.08. Issuances of Guarantees by Restricted Subsidiaries.

The Company shall provide to the Trustee, on or prior to the 90th day after the date that (i) any Person becomes a Wholly Owned Restricted Subsidiary after the Issue Date (excluding any Foreign Subsidiary and any Immaterial Subsidiary), (ii) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (excluding any Foreign Subsidiary and any Immaterial Subsidiary), or (iii) any Restricted Subsidiary of the Company (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of the Guarantors, in each case, a supplemental indenture to this Indenture, substantially in the form of Exhibit E hereto, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture.

Section 4.09. Sale Leaseback Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any other Subsidiary) unless:

(i) the Company or such Restricted Subsidiary would be entitled to incur Funded Debt secured by Liens in a principal amount equal to the Attributable Indebtedness (treated as if such Attributable Indebtedness were Funded Debt) with respect to such Sale/Leaseback Transaction in accordance with Section 4.07; provided, however, that Attributable Indebtedness in respect of any Sale/Leaseback Transaction entered into pursuant to this clause (i) shall not count against the amount of Funded Debt permitted under the Secured Debt Basket for any other purpose, including when determining the amount available thereunder for future Sale/Leaseback Transactions or any Funded Debt transactions; or

(ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company) and such proceeds are applied in accordance Section 4.09(b).

(b) The Company may apply Net Available Proceeds from a Sale/Leaseback Transaction, within 365 days following the receipt of Net Available Proceeds from such Sale/Leaseback Transaction, to:

(i) the repayment of Indebtedness of the Company or a Restricted Subsidiary under Credit Facilities or other Senior Indebtedness, including any mandatory redemption or repurchase or make-whole redemption of the Existing Notes or the Notes;

(ii) make an Investment in assets used in the Oil and Gas Business; or

(iii) develop by drilling the Company’s oil and gas reserves;

provided, that the Company shall be deemed to have complied with clause (ii) or clause (iii) of this Section 4.09(b), as applicable, if, within 365 days of such Sale/Leaseback Transaction, the Company shall have commenced and not completed or abandoned an Investment or development within the scope of such clause (ii) or clause (iii), respectively, or shall have executed a binding agreement with respect to an Investment or development within the scope of such clause (ii) or clause (iii), respectively, and such Investment or development is substantially completed within a date one year and six months after the date of such Sale/Leaseback Transaction.

(c) If, upon completion of the 365-day period following the receipt of Net Available Proceeds from a Sale/Leaseback Transaction, any portion of the Net Available Proceeds from such Sale/Leaseback Transaction shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of Section 4.09(b) and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Sale/Leaseback Transaction (such aggregate constituting “Excess Proceeds”), exceed $20.0 million, then the Company shall make an offer (the “Net Proceeds Offer”) to purchase the Notes and any other Senior Indebtedness in respect of which such an offer to purchase is also required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Notes and other such Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued interest thereon to the date of repurchase (the “Net Proceeds Purchase Price”). Upon the completion of such Net Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

(d) Within 15 days after the Company becomes obligated to make a Net Proceeds Offer (a “Net Proceeds Offer Triggering Event”), the Company shall mail or cause to be mailed to all Holders on the date of the Net Proceeds Offer Triggering Event a notice of the occurrence of such Net Proceeds Offer Triggering Event and of the Holders’ rights arising as a result thereof (the “Net Proceeds Offer Notice”). The Net Proceeds Offer Notice will state, among other things:

(1) that the Company is offering to purchase Notes pursuant to the provisions of this Indenture;

(2) that any Note (or any portion thereof) accepted for payment (and duly paid on the Net Proceeds Purchase Date) pursuant to the Net Proceeds Offer shall cease to accrue interest on the Net Proceeds Purchase Date;

(3) that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(4) the Net Proceeds Purchase Price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Net Proceeds Offer Notice is mailed (the “Net Proceeds Purchase Date”);

(5) the aggregate principal amount of Notes to be purchased;

(6) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment; and

(7) all other instructions and materials necessary to enable Holders of Notes to tender Notes pursuant to the Net Proceeds Offer.

(e) A Net Proceeds Offer will be deemed to have commenced upon mailing of the Offer Notice for such Net Proceeds Offer and will terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of a Net Proceeds Offer, the Company shall purchase and mail or deliver payment for all Notes tendered and accepted in response to such Net Proceeds Offer.

(f) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to a Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

(g) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Net Proceeds Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.09 if the Company receives, not later than one Business Day prior to the Net Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (i) the name of the Holder, (ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (iii) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (iv) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (v) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Net Proceeds Offer Notice and that has been or will be delivered for purchase by the Company.

(h) On the Net Proceeds Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) not later than 1:00 p.m. (New York time) on the Net Proceeds Purchase Date, deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions thereof so tendered, and (iii) not later than 1:00 p.m. (New York time) on the Net Proceeds Purchase Date, deliver to the Paying Agent the Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Company. The Depositary, the Company or the Paying Agent shall promptly mail or deliver to each Holder of Notes so accepted payment in an amount equal to the Net Proceeds Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to each Holder new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Notes will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 4.09, the Company shall choose a Paying Agent which shall not be the Company.

(i) The Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after an Net Proceeds Purchase Date, together with interest, if any, thereon (subject to Section 7.01(f) held by them for the payment of the Net Proceeds Purchase Price, as the case may be; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) or send to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided, further however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Net Proceeds Offer, as the case may be, exceeds the aggregate Net Proceeds Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Net Proceeds Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f)).

(j) Notes to be purchased shall, on the Net Proceeds Purchase Date, become due and payable at the Net Proceeds Purchase Price, and from and after such date (unless the Company shall default in the payment of the Net Proceeds Purchase Price) such Notes shall cease to bear interest. Such Net Proceeds Purchase Price shall be paid to such Holder promptly following the later of the Net Proceeds Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Net Proceeds Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Net Proceeds Purchase Date shall be payable to the Person in whose name the Notes are registered as such on the relevant record dates according to the terms and the provisions of Section 2.03; provided further that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Net Proceeds Purchase Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or whole multiples of $1,000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with Section 4.09(h), the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Net Proceeds Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Purchase Date.

Section 4.10. Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(iii) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(iv) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company.

(b) The Company will not and will not cause or permit any Restricted Subsidiary to at any time:

(i) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); or

(ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary,

(other than, with respect to clauses (i) and (ii), any such Indebtedness (1) outstanding on the date hereof or (2) incurred to finance property and improvements constituting the Company’s corporate headquarters or other principal place of business).

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all present and future Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary. As of the Issue Date, 20 Broadway Associates LLC, a wholly owned Subsidiary of the Company, is designated an Unrestricted Subsidiary.

(c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

(d) All Designations and Revocations must be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this Section 4.10.

Section 4.11. Offer to Repurchase Upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.

(b) Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee in writing and give written notice of the Change of Control (the “Change of Control Purchase Notice”) to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The Change of Control Purchase Notice must state, among other things:

(1) that a Change of Control has occurred or will occur and the date of such event;

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant record dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.11 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.11, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Company as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) The Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after a Change of Control Purchase Date together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Change of Control Purchase Price; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) or send to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided, further however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) of this Section 4.11 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 7.01(f)).

(g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such conflict.

(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer (i) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described under this Section 4.11, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on an Interest Payment Date.

Section 4.12. Corporate Existence.

Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or comparable existence of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

ARTICLE FIVE

SUCCESSORS

Section 5.01. Consolidation, Merger and Sale of Assets.

(a) The Company will not consolidate or merge with or into any Person or sell, convey, lease or otherwise dispose of all or substantially all of assets to any Person, unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”), is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and the Successor assumes, by supplemental indenture, all the obligations of the Company under this Indenture and the Note; provided that unless the Successor is a corporation, a corporate co-issuer of the Notes will be added to this Indenture by such supplemental indenture; and

(2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

(b) Except as provided in Section 10.04, each Guarantor will not consolidate or merge with or into any other Person (other than the Company or any other Guarantor), unless:

(1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under this Indenture and the Notes pursuant to a supplemental indenture; and

(2) immediately after giving effect to such transaction, no Default or Event of Default exists.

This Section 5.01(b) shall not prohibit a merger between Guarantors or a merger between the Company and a Guarantor.

(c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) of this Section 5.01 in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged (other than, in the case of the Company, in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the date of the latest internal balance sheet available to the Company) of the Company or the Consolidated revenue of the Company (as of the latest 12-month period for which internal financial statements are available to the Company)) from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be.

(d) Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate of it incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” will occur if:

(1) there shall be a default by the Company or any Guarantor in the payment of principal of or any premium on the Notes when due and payable at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(2) there shall be a default by the Company or any Guarantor in the payment of any installment of interest on the Notes when it becomes due and payable, and such default shall continue for a period of 30 days;

(3) the shall be a default on any other Indebtedness of the Company or any Guarantor and either:

(A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate; or

(B) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Notes shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(4) there shall be a default in the performance or breach of the provisions of Article Five, the Company shall have failed to make or consummate a Net Proceeds Offer in accordance with Section 4.09, or the Company shall have failed to make or consummate a Change of Control Offer or pay the Change of Control Purchase Price when due in accordance with Section 4.11;

(5) there shall be a default in the performance, or breach of, any covenant or agreement of the Company or any Guarantor in this Indenture and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Notes; provided, however, that the Company will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with its obligations under this Indenture so long as the Company is attempting to remedy any such failure as promptly as reasonably practicable;

(6) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(7) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any Guarantor, in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company or any Guarantor, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; or

(8) (i) the commencement by the Company or any Guarantor, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Guarantor, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Guarantor, of a general assignment for the benefit of creditors, or the admission by the Company or any Guarantor, in writing of its inability to pay its debts generally as they become due.

Section 6.02. Acceleration.

(a) If an Event of Default (other than as specified in clause (7) or clause (8) of Section 6.01 with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (or, if any of the Notes are Original Issue Discount Securities, such portion of the principal amount of such Notes as may be specified in the terms thereof), and any premium and accrued but unpaid interest on, all the Notes then outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes). Upon such a declaration, such principal (or other specified amount), and any premium and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or clause (8) of Section 6.01 occurs and is continuing with respect to the Company or any Subsidiary, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

(b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, on behalf of the Holders of Notes, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding, by written notice to the Trustee and the Company, may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default under this Indenture and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee shall be under no obligation and may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

(a) No Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (1) the Trustee shall have received written notice that an Event of Default has occurred and is continuing, (2) the Trustee shall have received a written request from Holders of at least 25% in aggregate principal amount of the outstanding Notes to institute a proceeding or pursue such remedy, (3) the Trustee shall have been offered indemnity reasonably satisfactory to it to institute such proceeding or pursue such remedy as Trustee under the Notes and this Indenture, (4) the Trustee shall have failed to act for a period of 60 days after receipt of such written request and such offer of security or indemnity, and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

(b) The limitations set forth in paragraph (a) of this Section 6.06 do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) If the Trustee collects any money or other property pursuant to this Article Six, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes.

(h) Subject to Section 7.01(b)(ii), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) Delivery of reports, information and documents pursuant to Section 4.03 hereof to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each February 15 beginning with the February 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by Federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b), and the indenture dated as of September 23, 2009 for the Company’s 8 1/4% Senior Notes due 2019, the indenture dated as of April 5, 2010 for the Company’s 7 3/8% Senior Notes due 2020, the indenture dated as of September 16, 2010 for the Company’s 7 1/8% Senior Notes due 2021 and the indenture dated as of March 8, 2012 for the Company’s 5% Senior Notes due 2022 are hereby specifically described for purposes of clause (i) of the proviso to TIA Section 310(b)(1).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to this Indenture and all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under this Indenture and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding

Notes and any Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture, the Notes and the Guarantees (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) in respect of the principal of, and any premium and interest on such Notes when such payments are due;

(b) subject to clause (a) of this Section 8.02, the Company’s obligations with respect to such Notes under Article Two and Section 4.02 concerning the issuance of temporary Notes, transfers and exchanges of the Notes, replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency where the Notes may be surrendered for transfer or exchange or presented for payment, and duties of Paying Agents;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(d) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10 and 4.11 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of

Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through (6) shall not constitute Events of Default.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay:

(i) the principal of, and any premium and interest on the outstanding Notes on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to this Indenture; and

(ii) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that:

(i) the Company has received from or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default pursuant to clause (7) or (8) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than this Indenture, or instrument to which the Company is a party or by which the Company is bound;

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be.

Section 8.05. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02, the Company, the Guarantors, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture or the Notes without the consent of any Holder of a Note:

(1) to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders of the Notes in any material respect;

(2) to provide for the assumption of the obligations of the Company or any Guarantor pursuant to Article Five;

(3) to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall become effective only after there are no such Notes entitled to the benefit of such provision outstanding;

(4) to establish the forms or terms of the Notes issued under this Indenture;

(5) to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to the Notes or otherwise;

(6) to reflect the addition or release of any Guarantor from its Guarantee of the Notes, in the manner provided in this Indenture, or to secure any of the Notes or the Guarantees;

(7) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to provide for uncertificated Notes in addition to certificated Notes;

(9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;

(10) to comply with the rules of any applicable Depositary;

(11) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section in the Offering Memorandum; or

(12) to make any change that would provide any additional benefit to the Holders of the Notes or that does not adversely affect the rights of any Holder in any material respect.

(b) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04 and Section 9.06, the Trustee shall join with the Company and each Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, the Guarantors, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(1) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2) reduce the rate or change the time for payment of interest, including default interest, if any, on the Notes;

(3) reduce the principal amount of any Note or change the Maturity Date of the Notes;

(4) reduce the amount payable upon redemption of any Note;

(5) waive any Event of Default in the payment of principal of, any premium or interest on the Notes;

(6) make any Note payable in money other than that stated in such Note;

(7) impair the right of Holders of Notes to receive payment of the principal of and interest on Notes on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

(8) make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of this Indenture.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 12.04, the Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE TEN

GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) In respect to its obligations under its Guarantee, each Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 4.06.

(f) The Obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Ten, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Federal

Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.03. Execution and Delivery of Notation of Guarantee.

(a) To evidence its Guarantee set forth in Section 10.01, on the Issue Date each Initial Guarantor shall be required to have a notation of such Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Initial Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an Officer whose signature is on this Indenture or on the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) Subsequent to the date of this Indenture, in the event a Restricted Subsidiary is required by Section 4.08 to guarantee the Company’s obligations under the Notes and this Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit E hereto and a notation of Guarantee in accordance with Section 4.08 and this Article Ten, to the extent applicable.

Section 10.04. Releases of Guarantors.

(a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(1) in connection with any sale or other disposition of (i) all of the Capital Stock of such Guarantor or (ii) all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation), in each case to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary;

(2) if such Guarantor is a Restricted Subsidiary, the Company properly designates such Guarantor as an Unrestricted Subsidiary;

(3) if the Guarantee was required pursuant to the terms of Section 4.08, the cessation of the circumstances requiring such Guarantee;

(4) if the Notes are discharged in accordance with Article Eight or Article Eleven; or

(5) upon the liquidation or dissolution of such Guarantor;

provided, that any such release and discharge pursuant to clauses (1), (2), (3) and (4) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time.

(b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Indenture) as to all outstanding Notes issued under this Indenture when:

(a) either:

(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(2) all such Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable by reason of making of a notice of redemption or otherwise, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d) the Company or any Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Company and any Guarantor;

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

(f) the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

Section 11.02. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 11.03, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Securities held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.03. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the

Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times or The Wall Street Journal (national edition) or send to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02. Notices.

(a) Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

Continental Resources, Inc.

P.O. Box 268835

Oklahoma City, Oklahoma 73126

Facsimile: (580) 548-5253

Attention: John Hart, Chief Financial Officer

If to the Trustee:

Wilmington Trust, National Association

50 S. 6th Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Corporate Capital Markets – Continental Resources Administrator

(b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, any Guarantor or any other Restricted Subsidiary under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Section 12.08. Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

Section 12.10. Trust Indenture Act Controls.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.11. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 12.12. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13. Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.15. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

CONTINENTAL RESOURCES, INC.

By:	/s/ John D. Hart
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer and Treasurer

BANNER PIPELINE COMPANY, L.L.C., as an Initial Guarantor

By:	/s/ John D. Hart
Name: John D. Hart
Title: Manager

CLR ASSET HOLDINGS, LLC, as an Initial Guarantor

By:	Continental Resources, Inc., its Member and Manager

By:	/s/ John D. Hart
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY

A-1-1

AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

CUSIP:
No.	Principal Amount: $

CONTINENTAL RESOURCES, INC.

4 1/2% Senior Notes due 2023

Continental Resources, Inc., an Oklahoma corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [ ] ($[ ]) UNITED STATES DOLLARS on April 15, 2023.

Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2013.

Regular Record Dates: April 1 and October 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer and Treasurer

(Form of Trustee’s Certificate of Authentication)

This is one of the 4 1/2% Senior Notes due 2023 described in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date:

[Reverse Side of Note]

CONTINENTAL RESOURCES, INC.

4 1/2% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 4 1/2% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated April 5, 2013† referred below].* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2013.† The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 4 1/2% Senior Notes due 2023 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

†	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
*	Not to be included for Exchange Notes.
‡	For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.
**	For Exchange Notes

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest [and Additional Interest]* if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the dates of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [(including Additional Interest, if any),]* at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest [(including Additional Interest, if any),]* may be made through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of April 5, 2013 (the “Indenture”) among the Company, the Initial Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5. Optional Redemption.

(a) At any time prior to January 15, 2023, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.

(b) At any time on or after January 15, 2023, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date.

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holders.

(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $1,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Sale/Leaseback Transactions to the repayment of the Notes and any other Senior Indebtedness in respect of which such an offer is also required to be made.

8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (subject to the procedures of DTC or any other Depositary). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected prior to giving notice of such redemption by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional, except as provided in Section 3.04 of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Additional Interest, if any,]* shall cease to accrue on Notes or portions of them called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

12. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, with respect to the Company or any Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued but unpaid interest on all the Notes then outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company, Guarantors or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, Guarantors or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of April 5, 2013‡, among the Company, the Guarantors and the parties named on the signature pages thereof.]*

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Continental Resources, Inc.

P.O. Box 268835

Oklahoma City, Oklahoma 73126

Facsimile: (580) 548-5253

Attention: John Hart, Chief Financial Officer

*	Not to be included for Exchange Notes.
‡	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this

Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.11 of the Indenture, check the appropriate box below:

[    ] Section 4.09            [    ] Section 4.11

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

Continental Resources, Inc.

P.O. Box 268835

Oklahoma City, Oklahoma 73126

Facsimile: (580) 548-5253

Attention: John Hart, Chief Financial Officer

Wilmington Trust, National Association

50 S. 6th Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Corporate Capital Markets

Re: 4 1/2% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of April 5, 2013 (the “Indenture”) among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Guarantors and Wilmington Trust, National Association (a national banking association), as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $ in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

B-1-1

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

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(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐	(A)	a beneficial interest in the:

		(i)	144A Global Note (CUSIP ); or

		(ii)	Regulation S Global Note (CUSIP ); or

☐	(B)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(A)	a beneficial interest in the:

		(iv)	144A Global Note (CUSIP ); or

		(v)	Regulation S Global Note (CUSIP ); or

		(vi)	Unrestricted Global Note (CUSIP ); or

☐	(B)	a Restricted Definitive Note; or

☐	(C)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT B-2

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

[Date]

Continental Resources, Inc.

P.O. Box 268835

Oklahoma City, Oklahoma 73126

Facsimile: (580) 548-5253

Attention: John Hart, Chief Financial Officer

Wilmington Trust, National Association

50 S. 6th Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Corporate Capital Markets

Re: 4 1/2% Senior Notes due 2023

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the 41/2% Senior Notes due 2023 (the “Securities”) of Continental Resources, Inc., an Oklahoma Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

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2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Continental Resources, Inc.

P.O. Box 268835

Oklahoma City, Oklahoma 73126

Facsimile: (580) 548-5253

Attention: Chief Financial Officer

Wilmington Trust, National Association

50 S. 6th Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Corporate Capital Markets

Re: 4 1/2% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of April 5, 2013 (the “Indenture”), among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Guarantors and Wilmington Trust, National Association (a national banking association), as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of April 5, 2013 (the “Indenture”), among Continental Resources, Inc., an Oklahoma corporation (the “Company”), the Guarantors and Wilmington Trust, National Association (a national banking association), as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Name of Guarantor]

By:
Name:
Title:

Dated:

D-1

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of             , among Continental Resources, Inc. (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and Wilmington Trust, National Association (a national banking association), as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of April 5, 2013, providing for the issuance of 4 1/2% Senior Notes due 2023 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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(2) Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Ten of the Indenture, such Article Ten being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.

(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

CONTINENTAL RESOURCES, INC., an Oklahoma corporation

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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